UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 26, 2011

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

In connection with the appointment of Mr. Gilbert Bellini to the Board of Directors (the “Board”) of Tegal Corporation (the “Company”) as an outside independent director (see Item 5.02 below), Mr. Bellini became eligible to receive the following in accordance with the Company’s policies for outside directors:

•	Mr. Bellini will receive an annual retainer of $15,000, prorated and effective with the current fiscal quarter.

•
In accordance with the provisions of the Tegal Corporation 2007 Incentive Plan, the Company granted to Mr. Bellini  an option to purchase 8,333 shares of the Company’s common stock, with a per share exercise price of $0.67 (which was the closing sales price of the Company’s common stock on January 26, 2011, as reported on the Nasdaq Stock Market).  The stock option will vest on a monthly basis with full vesting occurring on January 26, 2012.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 26, 2011 the Board, by unanimous written consent, appointed Gilbert Bellini to fill a vacancy on the Board.  Mr. Bellini was also appointed to serve on each of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Gilbert A. Bellini had joined the board of directors of Tegal in September 2008 as a representative for Alcatel Micro Machining. He resigned his board membership in December 2010 after the transfer of the Tegal shares from Alcatel Micro Machining.  He will serve on Tegal’s board of directors as an independent director.  He currently holds the position of Director of the Global Logistics of Adixen Vacuum Products since December 2010.  Working for Alcatel-Lucent from 1980 to 2010, he has more than 25 years experience in equipment business for industrial PVD and ETCH applications, having successively held management positions in software development, equipment engineering, and industrial equipment product lines.  He was a contributor to the launch of the deep etching of silicon in Alcatel and managed the business since its creation in 1999 until 2010. During the time period March 2006 to March 2010, he held the position of President of Alcatel Micro Machining Systems.  He holds a Bachelor of Science degree in Electronics from the University of Grenoble in France, and followed several internal International Business Education Trainings in Alcatel."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	TEGAL CORPORATION

	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Chief Financial Officer